                                                   OPPENHEIMER SMALL CAP VALUE FUND

                                                    Supplement Dated March 20, 2002
                                  to the Statement of Additional Information dated February 28, 2002

The Statement of Additional  Information is hereby revised to delete the Appendix captioned "Industry  Classifications"  and replace it with the following:

                                                               APPENDIX

                                                       INDUSTRY CLASSIFICATIONS

Aerospace & Defense                            Household Durables
Air Freight & Couriers                         Household Products
Airlines                                           Industrial Conglomerates
Auto Components                                    Insurance
Automobiles                                        Internet & Catalog Retail
Banks                                              Internet Software & Services
Beverages                                          Information Technology Consulting & Services
Biotechnology                                      Leisure Equipment & Products
Building Products                                  Machinery
Chemicals                                          Marine
Commercial Services & Supplies                 Media
Communications Equipment                           Metals & Mining
Computers & Peripherals                        Multiline Retail
Construction & Engineering                     Multi-Utilities
Construction Materials                             Office Electronics
Containers & Packaging                         Oil & Gas
Distributors                                       Paper & Forest Products
Diversified Financials                             Personal Products
Diversified Telecommunication Services             Pharmaceuticals
Electric Utilities                                 Real Estate
Electrical Equipment                               Road & Rail
Electronic Equipment & Instruments             Semiconductor Equipment & Products
Energy Equipment & Services                    Software
Food & Drug Retailing                          Specialty Retail
Food Products                                      Textiles & Apparel
Gas Utilities                                      Tobacco
Health Care Equipment & Supplies               Trading Companies & Distributors
Health Care Providers & Services               Transportation Infrastructure
Hotels Restaurants & Leisure                   Water Utilities
                                                   Wireless Telecommunication Services

March 20, 2002                                                                     PX0251.015